October 10, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                         RE: Filing of Prospectus Supplement
                                             Pursuant to Rule 424;
                                             Registration #333-38370

Gentlemen:

Pursuant to the provisions of Rule 424(b)2 of the Rules and Regulations under the Securities Act of 1933, as amended, we enclose for filing the following copy of the Prospectus Supplement dated October 10, 2001, through October 16, 2001, with respect to the above Registration Statement.

In accordance with Rule 424(c), only the Prospectus Supplement is being filed because it will be attached to a form of Prospectus that previously has been filed. The Prospectus Supplement includes a cross reference on the cover thereof to the date of the related Prospectus.


                                         Very truly yours,

                                         F.N.B. Corporation

                                         /s/John D. Waters

                                         John D. Waters
                                         Vice President and
                                         Chief Financial Officer


JDW/dg
Misc\misc\JDWsecexchVI
Enclosures


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PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 13, 2000)

                               F.N.B. CORPORATION

                                  $250,000,000
                           SUBORDINATED TERM NOTES DUE
       3, 6, 9, 12, 15, 18, 21, 24, 27, 30, 36, 48, 60, 84 AND 120 MONTHS
                                       AND
                            SUBORDINATED DAILY NOTES

   The following interest rates are applicable to Subordinated Term Notes and
          Subordinated Daily Notes offered and sold during the period:
                    October 10, 2001 through October 16, 2001


                                                          ANNUAL
                                                       INTEREST RATE
                                                       -------------
       Subordinated Daily
       Notes:                                                   5.00%

  **   Subordinated Special
       Daily Notes:                                              n/a

       Subordinated Term
       Notes:
         3 Month                                                5.05%
         6 Month                                                5.10%
         9 Month                                                5.15%
        12 Month                                                5.20%
        15 Month                                                 n/a
        18 Month                                                5.25%
        21 Month                                                 n/a
        24 Month                                                5.30%
        27 Month                                                 n/a
        30 Month                                                5.35%
        36 Month                                                5.40%
        48 Month                                                5.45%
        60 Month                                                5.50%
        84 Month                                                5.75%
       120 Month                                                6.00%

       ** With $50,000.00 minimum purchase


              10-Oct-01
                    JMK

CH\RATES\SECDRA2


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